Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No 333-129499), of Conversion Services International Inc. of our report, dated March 29, 2007, except for note 25 as to which the date is September 5, 2007 relating to the consolidated financial statements which appear in this Form 10-K/A.

/s/ Friedman LLP

East Hanover, New Jersey
September 5, 2007